EXHIBIT 10.20
NOTARIAL DEED
PURCHASE AGREEMENT FOR A PARTIAL ENTERPRISE
between
FormMed Biomedicals AG
and
ARTES Medical USA, Inc.

Before me, the undersigned Notary public (Urkundsperson) of the Canton of Zug, Helga Schlumpf, with offices at Gubelstrasse 11, CH-6300 Zug, appeared today, July 22, 2004:
1.	Mr. Ulrich Naumann, date of birth March 10, 1956, resident for business purposes at Seestrasse 8, 6314 Unterägeri, Switzerland acting not on his own behalf but as person with power to sign (Zeichnungsberechtigter) with sole signature of FormMed Biomedicals AG, Seestrasse 8, 6314 Unterägeri, Switzerland, entered on the Commercial Register of the Canton of Zug (Main Register) under number CH-170.3.021.971-3, according to the confirmation from the Register of Commerce, dated July 21, 2004 and the Protocol of FormMed Biomedicals AG’s extraordinary shareholders meeting dated July 2, 2004
– hereinafter: the Seller –
2.	Dr. Stefan M. Lemperle, date of birth May 7, 1965, resident for business purposes at La Jolla Center I, 4660 La Jolla Village Drive, Suite 825, San Diego, CA 92122, USA,

acting not on his own behalf, but as authorised Chief Executive Officer of ARTES Medical USA, Inc., La Jolla Center I, 4660 La Jolla Village Drive, Suite 825, San Diego, CA 92122, USA, according to the Secretary’s Certificate dated July 15, 2004, with apostille, and the minutes of a special meeting of the board of directors of ARTES of July 15, 2004
– hereinafter: the Buyer –
The persons appearing identified themselves to the satisfaction of the notary.
The notary asked whether he or any one of his business associates or any person with whom the notary shares business premises had already acted or was currently acting for the persons appearing or their representatives in an unofficial capacity in the same matter.
The parties denied any prior involvement within the meaning of § 3 Para. 1 No. 7 Beurkundungsgesetz.1
The undersigned Notary Public issues this notarial deed on the following record on an agreement upon request of the parties:
PURCHASE AGREEMENT FOR A PARTIAL ENTERPRISE
Preamble:
The Seller is an enterprise involved in the development, manufacture and distribution of components for the use to manufacture medical devices, in particular biomaterial for plastic

[1]	Beurkundungsgesetz: German Notarization Act

surgery and implantology. Part of the business activities of the Seller is the development, manufacture and distribution under license of polymethylmethacrylate (“PMMA”) microspheres for polymer and alloplastic implants (“PMMA Materials”). In addition to holding a license for the manufacture of PMMA Materials, Seller also possesses the know-how for the manufacture of PMMA Materials and the associated production equipment and certain trademarks for PMMA Materials. The manufacturing know-how, all development activities and the production equipment are essentially held by Mediplant GmbH Biomaterials & Medical Devices, registered at the Commercial Register of Frankfurt am Main Local Court under HRB 53763 (hereinafter: Mediplant), a wholly owned subsidiary of the Seller.
The Buyer, who already possesses in particular the US rights for the manufacture of PMMA Material, wishes to acquire from the Seller, and the Seller wishes to sell and transfer to the Buyer, on the terms and conditions set out in this Agreement, the whole of the Seller’s existing PMMA business and all related assets, know-how, associated production processes and techniques, certain trademarks owned by Seller, and all shares in Mediplant. The PMMA business and related assets, rights, interests and properties being sold and transferred by Seller to Buyer pursuant to this Agreement as set forth in Article B. Section 3 are referred to collectively as the “PMMA Business and Assets.”
The parties are therefore entering into this Agreement.
Article A.
Purchase Price
(1)	The purchase price for the PMMA Business and Assets is US $3,750,000.00 payable in installments as set out below. All installments will be paid by wire transfer to the account of Seller at *** . All due dates for the payment of the purchase price under this Agreement are understood to be the dates when the money is credited to the Seller’s account. The parties acknowledge and agree that Buyer made an advance payment of the purchase price to Seller in the amount of US$ 160,437.50 on February 12, 2004, that this advance payment will be credited against the first installment of the purchase price, and that the outstanding balance remaining to be paid on the first installment is US$ 339,562.50.
(a)	The outstanding balance payable on the first installment of the purchase price, amounting to US $339,562.50 shall be due on the date of signature of this Agreement.

(b)	The second installment of the purchase price, amounting to US$ 500,000.00 shall be due on July 31, 2004.

(c)	The third installment of the purchase price, amounting to US $500,000.00 shall be due on September 30, 2004.

(d)	The fourth installment of the purchase price, amounting to US $500,000.00 shall be due on December 31, 2004.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

(e)	The fifth instalment of the purchase price, amounting to US $500,000.00 shall be due on March 31, 2005.

(f)	The sixth instalment of the purchase price, amounting to US $500,000.00 shall be due on June 30, 2005.

(g)	The seventh instalment of the purchase price, amounting to US $500,000.00 shall be due on September 30, 2005.

(h)	The eighth instalment of the purchase price, amounting to US $250,000.00 shall be due on December 31, 2005.
(2)	Buyer shall have the right to prepay the entire amount of the purchase price at any time without penalty.

(3)	Upon signature of this Agreement: (i) all profits attributable to the shares of Mediplant from and after January 1, 2004 (the “Effective Date”) shall be for the account of the Buyer, and any undistributed profits attributable to periods before the Effective Date shall be for the account of the Seller; and (ii) all loan and other obligations of Mediplant to the Seller, including but not limited to the loan agreement between Seller and Mediplant dated November 7, 2001 presently owed by Mediplant to the Seller together with all accrued interest payable on such loan balance, shall be deemed discharged and satisfied in full, retroactively, to the Effective Date.

(4)	Nothing contained in this Agreement shall prejudice Seller’s right to recover from Buyer the full outstanding balance owed by Buyer to Seller pursuant to invoices on inter-company account.

(5)	The parties have agreed that the purchase price shall be allocated to the respective assets being purchased as follows:
(a)	The Shares in Mediplant as defined in Article B. Section 1 below: US$3,000,000.00;

(b)	The Trademarks as defined in Article B. Section 3 below: US$500,000.00; and

(c)	The Know-How as defined in Article B. Section 3 below: US$250,000.00
(6)	In the event Buyer receives any license fees (lump sum and/or regular license fee and/or royalty payments) and/or equity investments from licensees or distributors in any of ***, ***, *** , *** or *** , then in that event Buyer shall promptly pay to Seller by wire transfer an amount equal to ***% of any such payments. All such payments by Buyer will be credited against the outstanding installments of the purchase price in the reverse order of their maturity.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Article B.
Sale and Transfer of the shares in Mediplant and the PMMA Business and Assets
Section 1
Definition of Shares in Mediplant

(1)	The Seller is sole shareholder of Mediplant.

(2)	The nominal capital of Mediplant is EURO 26,000.00 and is fully paid up. It consists of the following shares (hereinafter: Shares):

	1 share to the nominal sum of	EURO 13,000.00

	1 additional share to the nominal sum of	EURO 13,000.00.
Section 2
Sale and assignment of Shares
The Seller sells the Shares designated in Article B. Section 1 above to the Buyer and assigning same to the Buyer. The sale and assignment shall take effect with signing of this Agreement. The Buyer accepts the sale and assignment of the forementioned Shares.
Section 3
Definition of PMMA Business and Assets
(1)	The PMMA Business and Assets being sold and transferred to Buyer pursuant to this Agreement comprise the assets, rights, interests and properties of Seller, as at the date of this Agreement, as are set out below (collectively, the “PMMA Business and Assets”):
(a)	All business activities of Seller in connection with the development, manufacture, sale and distribution of PMMA Materials.

(b)	The trademarks described in Exhibit A hereto (the “Trademarks”). Seller and Buyer waived the requirement for the reading of Exhibit A.

(c)	All of the following tangible and intangible intellectual property rights, collectively referred to in this Agreement as the “Know-How: (i) except for the patents described in paragraph (d) below (the “Patents”), all industrial and intellectual property rights required for the manufacture of PMMA Materials, associated production processes, business documents and operating documents, and know-how in respect of the methods and processes necessary for the manufacture and quality assurance of PMMA Materials; (ii) all research data and documentation, tables, experiment reports, technical and commercial information, customer and supplier lists, trade secrets and formulae in the ownership or control of Seller and all rights and interests of Seller which are associated with, necessary to used or employed in connection with the development, manufacture, sale or distribution of PMMA Materials; and (iii) a detailed written description of the manufacturing process for PMMA Materials (the “Instruction Manual”) and a detailed written description of the products which are intended to result from the manufacturing process (the “Product Description”) which will be provided to Buyer not later than 90 days after the date of this Agreement.

(d)	All Seller’s rights and interests as licensee under the Exclusive License Agreement (Vertrag über eine ausschließliche Lizenz) between the Seller as licensee and the patent holder Dr. Martin Lemperle, Feldbergstr. 36, 60323 Frankfurt am Main as licensor, an Exclusive License Agreement dated March 28. / April 6, 1998 (hereafter: Exclusive License Agreement) in respect of the following patents (hereafter: the Patents):

P18907235-9	Brazil
406 375	European patent for Belgium, Switzerland, Spain, France, Great Britain, Luxembourg, the Netherlands, Sweden
E119012	European patent for Austria
589090720-08	European patent for Germany
HK1004519	European patent for Hong Kong
20087/BE/95	European patent for Italy
9790049-2	European patent for Singapore
The Buyer is aware of the full contents of the Exclusive License Agreement. The assignment is subject to the condition precedent of approval by the patent holder and licensor, Dr. Martin Lemperle.

The Buyer intends to acquire the Patents and all rights thereunder from Dr. Martin Lemperle by means of a contract of sale so that, in a simultaneous transfer from the Seller to the Buyer of the rights under the Exclusive Licence Agreement, the licensor and the licensee would be one and the same person. On the effectiveness of the above assignment of the Exclusive License Agreement and the effectiveness of the contract for the purchase of the Patents between the Buyer and Dr. Martin Lemperle, the Exclusive License Agreement will expire by way of confusion (Konfusion) of rights.
Section 4
Sale and Assignment of PMMA Business and Assets
(1)	Upon payment by the Buyer of the first instalment of the purchase price, Seller sells and will transfer immediately the PMMA Business and Assets to Buyer with retroactive effect to January 1, 2004 (the “Effective Date”). Seller will cooperate with Buyer in the transfer of the PMMA Business and Assets to Buyer and the registration thereof in the name of Buyer as owner, effective as of the Effective Date. Seller will promptly execute and deliver all such documents and instruments and do all such other lawful acts and things as may be necessary or desirable to effect such transfer of ownership to and registration in the name of Buyer.

(2)	Buyer buys and accepts the transfer of the PMMA Business and Assets as described in this Section 4.

Article C.
Representations of Seller
Except for (i) matters specifically disclosed in this Agreement, (ii) the matters set out in the Statement of Exceptions contained in Article D. of this Agreement (the “Statement of Exceptions”), and/or (iii) the matters disclosed in deed no 206, 2004 by the notary Dr. Manfred Rack, Frankfurt am Main (the “Disclosure Documents”), Seller represents (Beschaffenheitsmerkmale) to Buyer that, as at the Effective Date and the date of this Agreement:
(1)	The information provided in this Agreement in relation to the Seller, Mediplant, the Shares and the PMMA Business and Assets, including but not limited to the Trademarks, is correct and complete. The Seller may freely dispose of the Shares. The Shares are not encumbered with rights of third parties. There are no shareholders of Mediplant other than the Seller. Seller will sell and transfer the Shares to Buyer free and clear of all liens, claims, charges and encumbrances. The Shares and the PMMA Business and Assets constitute the whole of the business and assets of Seller that are associated with, necessary to, or used or employed in connection with the business of the Seller in developing, manufacturing, selling and distributing PMMA Materials.

(2)	There are no defects in Seller’s ownership of and title to the PMMA Business and Assets, and the Seller will sell and transfer the PMMA Business and Assets to Buyer free and clear of all liens, claims, charges and encumbrances.

(3)	Mediplant is a limited liability company (Gesellschaft mit beschränkter Haftung) properly constituted under the laws of the Federal Republic of Germany and existing effectively in accordance with its articles of association. There exist neither shareholders’ resolutions which amend the articles of association and which have not yet been entered on the Commercial Register nor any ancillary agreements relating to the constitution and organization of Mediplant.

(4)	Mediplant has no equity interest in other enterprises and is under no obligation to acquire any such interests.

(5)	Mediplant has not entered into with the Seller or any third parties any contracts between business enterprises within the meaning of §§ 291 ff. AktG[2] or agreements on the formation of a silent partnership (stille Gesellschaft).

(6)	No rules of procedure for the management of Mediplant exist.

(7)	Neither a supervisory board nor an advisory board, administrative board or similar institution has been established for Mediplant, nor does a shareholders’ committee exist for Mediplant.

[2]	AktG: German Company Law

(8)	The registered office and sole production site of Mediplant is at Ernst-Wiss-Strasse 18 in 65933 Frankfurt am Main.

(9)	There exist only the following tenancy agreements involving Mediplant:
(a)	Tenancy agreement for the commercial use of premises between Mediplant as tenant and Ms Marianne Kämpf as landlord regarding office and commercial space in the property at Ernst-Wiss-Strasse 18 in 65933 Frankfurt am Main, dated September 27, 1999;

(b)	Subtenancy agreement between Mediplant as lessor and the firm Polyfea Polymer- und Produktentwicklung Albrecht Dinkelaker, Ernst-Wiss-Str. 18, 65933 Frankfurt am Main, as lessee regarding two rented rooms on the business premises of Mediplant at Ernst-Wiss-Strasse 18 in 65933 Frankfurt am Main, dated October 30, 1999.
(10)	Mediplant is not a party to any rental or leasing agreements for plant, machinery, fixtures or fittings.

(11)	Mediplant has no contractual or other obligations for the acquisition of fixed assets which involve in any one or series of transactions more than EUR 5,000.00 or the equivalent in any other currency.

(12)	Registration of the trade of Mediplant, namely the development, manufacture and distribution of biomaterial, has been filed with the City of Frankfurt am Main pursuant to § 15 Para. 1 Gewerbeordnung.[3]

(13)	Mediplant has no environmentally hazardous materials or underground or aboveground storage facilities for environmentally hazardous materials.

(14)	The business operations of Mediplant have not caused any environmental pollution and no reasonable grounds exist to believe that they will cause any environmental pollution.

(15)	Mediplant has not been the subject of any orders or complaints by governmental or regulatory authorities or third parties under industrial or environmental laws or regulations over the past five years.

(16)	The production facility of Mediplant is supplied with fresh water and waste water is disposed of through the usual pipe systems and the usual sewage system respectively.

(17)	Mediplant is not a party to any collaboration agreements, development contracts or other agreements in the field of industrial property rights.

(18)	There exists only one licence for MS Office concerning the use of software by Mediplant.

[3]	Gewerbeordnung: German Industrial Code

(19)	Mediplant is the owner of and loss payee under the following insurance policies:
•	Liability insurance policy with Frankfurter Versicherungs-Aktiengesellschaft / Allianz Versicherungs-Aktiengesellschaft under policy no. *** ;

•	Fire and business interruption insurance policy with Frankfurter Versicherungs-Aktiengesellschaft / Allianz Versicherungs-Aktiengesellschaft under policy no. *** ;

•	Index-linked property insurance policy (dynamische Sachversicherung) with Frankfurter Versicherungs-Aktiengesellschaft / Allianz Versicherungs-Aktiengesellschaft under policy no. ***
(20)	No claims covered by the insurance policies owned by Mediplant have made by or against Mediplant in the past five years.

(21)	Mediplant is not a party to any agreements with commercial agents, independent dealers or other distribution agreements.

(22)	Mediplant employs one manager and two part-time employees as further described in Exhibit B hereto.

(23)	Mediplant has not been involved in any labor law disputes in the past five years. Mediplant is not subject nor a party to any collective agreements, or any work agreements or business practices agreements.

(24)	Seller has delivered to Buyer the financial statements of Mediplant (including balance sheet, profit and loss account and notes thereto together with the annual report of management) for the calendar years ended December 31, 1999, 2000, 2001, 2002 and 2003, audited by the tax accountant of Mediplant, all such financial statements and accounts, notes and annual reports being referred to collectively as the “Financial Statements.” The Financial Statements (i) have been prepared in accordance with and accurately reflect the books and records of Mediplant, (ii) have been prepared in accordance with generally accepted German accounting principles consistently applied by Mediplant throughout the periods indicated, and (iii) present the financial position of Mediplant as of the respective dates of the balance sheets included and the results of its operations for the respective periods indicated.

(25)	The tax returns of Mediplant for the years 2000, 2001, 2002 and 2003 have been properly and correctly submitted. The tax assessments arising on the basis of the tax returns for 2000, 2001 and 2002 have been settled in full.

(26)	No government tax audit has taken place or is threatened.

(27)	There are no shortfalls in monetary contributions to the share capital of Mediplant or in the full value of contributions in kind to its share capital.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

(28)	There are no obligations of the Seller to third parties arising from the granting of guarantees, the furnishing of bonds or the cumulative assumption of debt for the obligations of Mediplant. Mediplant has not granted any guarantees, furnished any bonds, or assumed the debt of any third parties. Except as specifically disclosed and reserved against in the Financial Statements, Mediplant has no debts.

(29)	The execution, delivery and performance of this Agreement by the Seller including the sale of the Shares to Buyer have been duly authorized by all necessary corporate and shareholder action on the part of both the Seller and Mediplant. A copy of the Shareholder Resolution of FormMed’s shareholders authorizing the signature, delivery and performance of this Agreement by FormMed is attached as Exhibit C to this Agreement.

(30)	The extraordinary meeting of shareholders of Mediplant held on July 21, 2004, gave its consent to the sale and transfer of the Shares to the Buyer. The management of Mediplant has declared to the Seller the consent of Mediplant to transfer of the Shares. A copy of the consent of the shareholders of Mediplant is attached as Exhibit D to this Agreement, and a certified true copy of the consent of the management of Mediplant is attached as Exhibit E to this Agreement.

(31)	Seller further makes the additional representations (Beschaffenheitsmerkmale) contained in the Schedule attached to this Agreement as Exhibit F (the “Schedule of Additional Representations”).
Article D.
Statement of Exceptions
All claims and causes of action based upon or arising out of the following matters constitute exceptions to the representations of Seller set out in Article C. of this Agreement the representations contained in the Schedule of Additional Representations attached hereto as Exhibit F:
(1)	The License Agreement dated December 22, 1993, as amended, between Arte Pharma Pharmazeutische Produkte GmbH, legal predecessor of FormMed Biomedicals AG, as licensor, and R.M.I. ROFIL Medical International B.V. as licensee; the prolongation of such License Agreement by a new agreement dated August 25, 1999; or the termination of any of the foregoing.

(2)	The License Agreement dated January 30/March 06, 2000 between FormMed Biomedicals AG as licensor and ARSIS Medical Holding B.V. as licensee; the extension of such License Agreement by instrument dated March 10/March 15, 2002; or the termination of any of the foregoing.

(3)	The position of Dr. Martin Lemperle as a former shareholder of ARSIS Medical Holding B.V.

(4)	Any alleged license agreement between FormMed Biomedicals AG and European Medical Contract Manufacturing B.V. or the alleged termination thereof.

(5)	The Exclusive License Agreement dated February 4/February 10, 1997 between Dr. Martin Lemperle as owner/licensor and Bristol-Myers Squibb Company as licensee, to which BioForm, Inc. (“BioForm”), is the successor licensee by virtue of an assignment from Bristol-Myers Squibb Company; or the termination of such Exclusive License Agreement.
Article E.
Events of Default and Remedies
(1)	In the event of any breach or default by any party (a “Defaulting Party”) in any of its obligations or representations contained in this Agreement, the non-defaulting party shall give written notice of such breach or default to the Defaulting Party. Such a Notice (a “Default Notice”) shall state with particularity the breach or default on which the notice is based and request the Defaulting Party to remedy or cure the breach or default within the following periods (a “Remedy Period”): (i) if the breach or default occurs on or before July 31, 2004 the Remedy Period is 30 days after receipt of the Default Notice; and (ii) if the breach or default occurs after July 31, 2004 the Remedy Period is 60 days after receipt of the Default Notice.

(2)	During the applicable Remedy Period the parties will use all reasonable efforts to resolve amicably the breach or default by negotiations in good faith. However, any breach or default which is not remedied or cured or resolved by negotiations in good faith within the applicable Remedy Period will constitute an event of default under this Agreement (hereafter: Event of Default).

(3)	Upon the happening of an Event of Default by Seller, the Buyer shall be entitled to a reduction in the purchase price paid for the Shares and/or the PMMA Business and Assets, as the case may be, in accordance with §§ 437 No. 2, 441 BGB (German Civil Code) or refund of the purchase price paid in excess. The Buyer shall not be entitled to withhold payment (right of retention) in respect of any instalment of the purchase price or any part thereof except (i) with the prior written consent of Seller, or (ii) upon ascertainment of an Event of Default by Seller by final decision of a court of competent jurisdiction.

(4)	The parties are agreed that the representations of Seller contained in Article C of this Agreement, including the Schedule of Additional Representation attached to this Agreement as Exhibit F , do not constitute guarantees of quality within the meaning of § 444 BGB (German Civil Code) but are to be regarded as “Beschaffenheitsmerkmale.”

(5)	The Seller shall be liable solely in accordance with the regulations of this Agreement, save in the case of fraud or intentional misrepresentation. The right to rescind, save in the case of fraud or intentional misrepresentation, and the right to improvement or subsequent performance under §§ 437 No. 1, 439 BGB (German Civil Code) are expressly excluded.

(6)	Upon the happening of an Event of Default by the Buyer, the Seller shall be entitled to exercise all rights and remedies to which it may be entitled according to German law and this Agreement including, if applicable, its rights and remedies under the Assignment

Agreement and Security Agreement attached to this Agreement as, respectively, Exhibit G and Exhibit H, and its rights and remedies under the Pledge Agreement attached to this Agreement as Exhibit I.

(7)	All claims arising from or in connection with this Agreement shall become time-barred two years after the date of signature of this Agreement.
Article F.
Tax Audits
(1)	The Seller is responsible for all taxes attributable to Mediplant for all periods up to the Effective Date. In the event of an external fiscal audit in respect of any period before the Effective Date, the Buyer shall ensure that Mediplant gives the Seller and its professional advisers the opportunity to participate in such audit. Seller shall keep strictly confidential, and ensure that its professional advisers participating in any such audit keep strictly confidential, all matters arising in relation to any such audit. The Buyer shall ensure that Mediplant informs the Seller promptly of the announcement or commencement of any such audits. If the Seller and Buyer cannot agree to a tax assessment resulting from any such audit, Buyer shall at the request of Seller, and at Seller’s cost and expense, cause Mediplant to contest or appeal such assessment by appropriate proceedings under the direction and control of the Seller and at Seller’s cost and expense.

(2)	The Seller shall indemnify Buyer and hold Buyer harmless from and against any liability for tax assessments relating to Mediplant for all periods up to the Effective Date.
Article G.
Confidentiality
Save for the disclosure of such information as is or becomes (i) publicly available through no fault of any party hereto, (ii) required by the public disclosure laws or regulations of any governmental or regulatory authority, (iii) necessary or appropriate in making any public filing or obtaining any governmental or regulatory approval or consent required for the consummation of the transactions contemplated by this Agreement, (iv) necessary or appropriate in connection with any legal proceedings, and/or (v) necessary for the information of Buyer’s existing or prospective investors:
(1)	the parties undertake to maintain the strictest confidentiality with regard to the contents of this Agreement and the transactions contemplated by this Agreement;

(2)	the parties agree that the information received in connection with the negotiation and conclusion of this Agreement shall be treated with the strictest confidentiality; and

(3)	no party shall issue a press release or make any similar announcement with regard to the legal matters contemplated by this Agreement without prior consultation with the other party or parties and the written consent of the other party or parties.

Article H.
Costs and Taxes
(1)	Each party shall bear its own legal fees and expenses in connection with negotiating, preparing and carrying out the transactions contemplated by this Agreement. Buyer will bear all transfer and registration costs and all sales, transfer or similar taxes due or assessable on the sale and transfer of the PMMA Business and Assets hereunder, exclusive of taxes which are to be legally borne by the Seller. Buyer shall bear one-half of the costs of all notarial certifications, and Seller the other half of such costs.

(2)	As used in this Agreement the phrase “legal fees and expenses” means (i) the fees, disbursements and other expenses of legal counsel in providing representation and counseling, (ii) the fees, disbursements and other expenses of expert witnesses, (iii) court costs and filing fees and costs fixed by law or assessed by public agencies, and (iv) the cost of depositions, transcripts and translation.
Article I.
Miscellaneous
(1)	Severability

If any provisions of this Agreement, or any provisions included in the future, are wholly or partially invalid or impractical, or become legally invalid or impractical at a later time, this shall not affect the validity of the remaining provisions of this Agreement. The same applies in the event that this Agreement is found to contain any omissions. In place of the invalid or impractical provisions, or in order to correct the omission, another appropriate provision will apply, which as far as legally possible, most closely approximates that originally intended by the parties, or that which they would have intended, in accordance with the sense and purpose of this Agreement, if they had considered the point in question at the time of conclusion of this Agreement or the later inclusion of additional provisions. The same applies if a provision is invalid, unlawful or unenforceable based on the extent of services, payments or times specified in the Agreement; in this case, a legally permissible extent of services, payments or times most closely approximating that intended will be deemed to be agreed.
(2)	Amendments and Waivers
(a)	No amendment, modification or interpretation of any of the provisions of this Agreement is effective unless made in writing and signed by the parties.

(b)	No waiver of any provision of this Agreement or right or remedy thereunder is effective unless made in writing and signed by the party or parties making such waiver. No waiver of any provision, right or remedy in one instance constitutes a waiver thereof in any other instance unless the writing so specifies. No failure or delay on the part of any party in the exercise or claim of any power or right under this Agreement operates as a waiver thereof, and no single or partial exercise or claim of any such power or right precludes any other or further exercise or claim thereof.

(c)	Any amendment to the foregoing requirements for the written form also requires the written form.
(3)	Binding Language

The parties agree that the binding language of this Agreement is English.

(4)	Exclusive Venue

The exclusive venue is agreed to be the District Court (Landgericht) Frankfurt am Main (Germany).

(5)	Governing Law

The parties agree the exclusive applicability of the law of the Federal Republic of Germany to this Agreement. The application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement is hereby expressly excluded.

(6)	Notices

Any notice, request, demand, consent, approval, declaration or similar communication (a “notice”) under this Agreement shall be given or made in writing and shall be delivered personally, sent by certified or registered mail with postage prepaid, or sent by telefax or courier service with fees prepaid, addressed to the party or parties to whom they are directed at the following addresses, or at such other address as may be designated by notice from such party to each other party

To:	SELLER
Mr. Ulrich Naumann
FormMed Biomedicals AG
Seestr. 8
6314 Unterageri
Switzerland
Telefax: +41 (41) 7520307

To:	BUYER
Dr. Stefan M. Lemperle, M.D.
Artes Medical USA, Inc.
La Jolla Center I
4660 La Jolla Village Drive
Suite 825
San Diego, California 92122
United States of America
Telefax: (858) 550-9997
Any notice given or made in the manner prescribed in this paragraph shall be deemed received when delivered. ANY PURPORTED NOTICE BY E-MAIL SHALL BE INEFFECTIVE.

(7)	Additional Action

Each party shall execute and deliver all such documents and instruments as may be reasonably required or advisable, and shall use all reasonable business efforts to do, or cause to be done, and to assist and cooperate with each other in doing, all things reasonably required or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(8)	Attachments

All appendices, schedules, exhibits, annexes and other attachments to this Agreement are integral parts hereof and incorporated into it by reference.

(9)	Prior Agreements

This Agreement supersedes all prior agreements and understandings between the parties, whether written or oral, with respect to its subject matter.
Article J.
Further Provisions
(1)	To the corresponding question of the notary, the Seller declared that the assets of Mediplant and the operation to be transferred did not include any real property.

(2)	The notary instructed the parties that the Buyer has unlimited liability for the monetary contributions not performed and for the shortfalls of contributions in kind not effected at full value of all shareholders.

(3)	The recording notary is requested to notify Mediplant of transfer of the Shares in accordance with § 16 GmbHG (German Limited Liability Company Act).
Article K.
Powers of Attorney
The persons appearing hereby authorize the Notary Public, each for himself and released from the prohibition of self-contracting, to make supplementary declarations of all kinds and to do all that is necessary and expedient for execution in the above matter as well as to effect notifications to the Commercial Register.
Place Zug                                        Date July 22nd, 2004

/s/ Dr. Stefan Lemperle	/s/ Ulrich Naumann

Dr. Stefan M. Lemperle	Ulrich Naumann
CEO of ARTES Medical USA, Inc.	FormMed Biomedicals AG

PUBLIC NOTARISATION
The undersigned Notary Public of the Canton of Zug, attorney-at-law Helga Schlumpf, Gubelstrasse 11, 6300 Zug, herewith publicly notarises:
This record together with its annexes was read aloud in my presence to the persons appearing, the record was approved by them and signed by them in my presence.
The persons appearing waived the requirement for the reading of Exhibit A.

Zug, July 22, 2004	The Notary Public

(Urkundsperson des Kantons Zug)

/s/ Helga Schlumpf
Helga Schlumpf

This deed was issued in 8 specimens (1 for the notary, 7 for the parties)

Exhibit A
to the
Purchase Agreement for a partial Enterprise
- Trademarks –

TRADEMARKS

							FormMed
Trademark	Serial No	Public. No	Country	Owner	Deposited	Registered	File
ARTEPLAST	2031205	2031205	Germany	FMB		1993-02-26	FCH-002
ARTEPLAST	601339	601339	IR*	FMB		1993-04-26	FCH-002-IR
ARTEPHARMA	2031206	2031206	Germany	FMB		1993-02-26	FCH-003
ARTEPHARMA	1533615	1533615	Great Britain	FMB		1992-10-28	FCH-003-GB
ARTEPHARMA	601340	601340	IR**	FMB		1993-04-26	FCH-003-IR
ARTEPHARMA	5-43309	3237449	Japan	FMB		1996-12-25	FCH-003-JP
ARTECOLL	2039522	2039522	Germany	FMB		1993-06-30	FCH-004
ARTECOLL	2017877	1638796	Argentina	FMB		1997-07-24	FCH-004-AR
ARTECOLL	701850	701850	Australia	FMB		1997-06-20	FCH-004-AU
ARTECOLL	819011002	819011002	Brazil	ARTE PHARMA		1998-09-08	FCH-004-BR
ARTECOLL	801636	TMA523113	Canada	FMB		2000-02-15	FCH-004-CA
ARTECOLL	415739	531471	Chile	FMB		1999-01-06	FCH-004-CL
ARTECOLL	3050432	0	EM*	FMB	2003-02-13	0	FCH-004-EM
ARTECOLL	2042682	2042682	Great Britain	FMB		1995-10-26	FCH 004-GB
ARTECOLL	9805661	133/2000	Hong Kong	FMB		2000-01-05	FCH-004-HK
ARTECOLL	1191799	1191799	Israel	FMB		1999-09-07	FCH-004-IL
ARTECOLL	807824	274434	India	FMB	1998-06-25	2003-11-10	FCH-004-IN
ARTECOLL	2039522	612046	IR***	FMB		1993-10-08	FCH-004-IR
ARTECOLL	8-137582	4218461	Japan	FMB		1998-12-04	FCH-004-JP
ARTECOLL	97-1210	397845	Korea	FMB		1998-02-09	FCH-004-KR
		394875

Trademarks (continued)

							FormMed
Trademark	Serial No	Public. No	Country	Owner	Deposited	Registered	File
ARTECOLL	329912	629135	Mexico	FMB		1999-10-21	FCH-004-MX
ARTECOLL	98/059440 98/05940	0	Malaysia	FMB	1998-05-19	0	FCH-004-MY
ARTECOLL	4-1998-035 4-1998-03571	0	Philippines	FMB	1998-05-15	2003-06-26	FCH-004-PH
ARTECOLL	302643	KOR53063 3 Kor53063k	Thailand	FMB		1996-12-21	FCH-004-TH
ARTECOLL	85063876	804461	Taiwan	FMB		1998-06-01	FCH-004-TW
ARTECOLL	75/036,478	2155277	USA	FMB		1998-05-05	FCH-004-US
ARTECOLL	98/07984	1998/0798 1998/07984	South Africa	FMB		1998-0512	FCH-004-ZA
ARTEGEL	A54330/5WZ	2039523	German	FMB		1993-06-30	FCH-005
ARTEGEL	003051067	003051067	EM*	FMB	2003-02-13	0	FCH-005-EM
ARTEGEL	2039523	612047	IR****	FMB		1993-09-30	FCH-005-IR
Logo ARTEPHARMA	A56738/10W	2907076	Germany	FMB		1995-05-29	FCH-006
ARTECOLL & DESIGN	111938	0	Canada	FMB	2001-10-24	nicht mehr anhängig	FCH-013-CA
ARTECOLL & DESIGN	494530	494530	Switzerland	FMB		2002-02-12	FCH-013-CH
ARTECOLL & DESIGN	3431965	0	China	FMB	2003-01-10	0	FCH-013-CN
ARTECOLL & DESIGN	2422707	2422707	EM*	FMB		2003-07-21	FCH-013-EM
ARTECOLL & DESIGN	200206922 200206722	0	Hong Kong	FMB	2002-05-10	0	FCH-013-HK
ARTECOLL & DESIGN	2001-95445	4649667	Japan	FMB		2003-02-28	FCH-013-JP
ARTECOLL & DESIGN	513585	0	Mexico	FMB	2001-10-24	nicht mehr anhängig	FCH-013-MX
ARTECOLL & DESIGN	T01/16626H	T0116626	Singapore	FMB		2001-10-24	FCH-013-SG

Trademarks (continued)

							FormMed
Trademark	Serial No	Public. No	Country	Owner	Deposited	Registered	File
ARTECOLL & DESIGN	76/405387	0	USA	FMB	2002-05-07	0 nicht mehr anhängig	FCH-013-US
ARTECOLL & USA	76/405388	0	USA	FMB	2002-05-07	0 nicht mehr anhängig	FCH-014-US
ARTECOLL USA & DESIGN	76/405389	0	USA	FMB	2002-05-07	0 nicht mehr anhängig	FCH-015-US

IR*	:	International Registration Germany, Austria, Benelux, China, Czech, Spain, France, Hungary, Italy, Liechtenstein, Monaco, Slovakia

IR**	:	International Registration Germany, Austria, Benelux, China, Czech, Spain, France, Hungary, Italy, Liechtenstein, Monaco, Slovakia

IR***	:	International Registration
Germany, Austria, Benelux, Belarus, Russia, China, Czech, Spain, France, Hungary, Italy, Liechtenstein, Monaco, Slovakia, Poland, Republic Ukraine, Yugoslavia, Denmark, Finland, Norway, Sweden

IR****	:	International Registration Germany, Austria, Benelux, China, Czech, Spain, France, Hungary, Italy, Liechtenstein, Monaco, Slovakia

EM*	:	European Trademark
Deposited or registered in the country of the European Union
Germany, Austria, Luxemburg, The Netherlands, Belgium, Spain, France, Italy, Finland, Sweden, Denmark, United Kingdom, Portugal, Greece, Ireland

FMH**	:	FMH=FormMed Healthcare AG; former firm name of FormMed Biomedicals AG

FMB	:	FormMed Biomedicals AG

Exhibit B
to the
Purchase Agreement for a partial Enterprise
- Management and Employees of Mediplant –

Exhibit B
— Management and Employees of Mediplant —
               Wolfgang Schunk

          Managing Director (Geschäftsführer):
          Mr. Schunk administers this job           ***          . The commitment is based upon the requirement.
          Management of Production, Production, Quality Assurance-Management:
          This job is remunerated on an hourly basis; € *** per hour.
               Sabine and Peter Herbick

Both operate in production and are acquainted with all tasks arising in this context (preparation of PMMA raw material, process of sieving, analyses, hygiene control, documentation, procurement of material, cleaning, etc.).
          Sabine and Peter Herbick execute the tasks upon demand by Mediplant. The period of a task is solely based upon the criteria of when the product objective is achieved and is remunerated on an hourly bass; € *** per hour.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Exhibit C
to the
Purchase Agreement for a partial Enterprise
- Shareholder’s Resolution –
Intentionally Omitted.

Exhibit D
to the
Purchase Agreement for a partial Enterprise
- Consent of Mediplant’s shareholder to the Transfer of its Shares –
Intentionally Omitted.

Exhibit E
to the
Purchase Agreement for a partial Enterprise
- Consent of Mediplant to the Transfer of its Shares –
Intentionally Omitted.

Exhibit F
to the
Purchase Agreement for a partial Enterprise
- Schedule of Representations –
Intentionally Omitted.